UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 5000

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On June 2, 2020, Lyft, Inc. (the “Company” or “Lyft”), provided an update on business trends for the month of May 2020 and on its Adjusted EBITDA outlook for the second quarter ended June 30, 2020.

Rides on Lyft’s rideshare platform in the month of May 2020 increased 26% versus April 2020 and were down approximately 70% versus the same period a year ago. Rideshare rides have increased week-over-week for 7 consecutive weeks since the week ended April 12, 2020. In the week ended May 31, 2020 rideshare rides were down approximately 66% versus the year ago period and increased 5.5% versus the prior week.

Recent monthly rideshare ride growth has been stronger in specific cities where restrictions on social activities and visiting business venues have been eased, as well as other select cities. For example, rideshare rides increased 73% in Austin, 41% in Denver, 54% in Las Vegas, 59% in Miami, 64% in Nashville, 42% in New York City, 40% in Phoenix, 49% in Salt Lake City and 40% in Seattle in the month of May 2020 versus the month of April 2020. In addition, bike rides on the Lyft platform increased 118% in May 2020 versus April 2020.

Since mid-March, Lyft has observed that the actions instituted by government authorities to limit the spread of COVID-19 have impacted the relative distribution of intra-week rides. Riders are taking relatively more rides on weekdays versus weekends, including commute trips by essential workers as well as trips to stores selling essential goods.

For the last three weekends, as restrictions on certain activities were eased in parts of the country, there was stronger relative sequential growth in weekend rides versus weekly rides on Lyft’s rideshare platform. Rideshare rides during the weekend ended May 31st increased 36% versus the weekend ended April 26th and 53% versus the weekend ended April 12th.

Given the stronger performance in May 2020 versus April 2020, the Company expects that its Adjusted EBITDA loss for the second quarter ended June 30, 2020 will not exceed $325 million if average daily rideshare ride volume in June 2020 is unchanged versus May 2020 levels. This expectation represents an approximate 10% improvement relative to the Company’s prior expectation that its second quarter Adjusted EBITDA loss would not exceed $360 million based on April 2020 ride trends.

In addition to cost reduction actions that management described on Lyft’s first quarter earnings call on May 6, 2020, the Company has taken further steps to improve its financial position. Specifically, in May, Lyft completed a convertible debt offering, along with corresponding capped call transactions that resulted in an effective conversion price of $73.83 for the senior unsecured notes. On a pro forma basis for these transactions, Lyft held approximately $3.3 billion of unrestricted cash, cash equivalents and short-term investments as of March 31, 2020.

Lyft expects to release financial results for the second quarter ended June 30, 2020 in early August.

Disclosure Information

Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its blogs (blog.lyft.com and hub.lyft.com) and its Twitter account (@lyft) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding trends in Lyft’s business and the related impact of COVID-19, and Lyft’s future financial and operating performance, including its outlook for Adjusted EBITDA and expectations for the second half of 2020 and beyond. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic and individual, business and government responses thereto, on our business, operations and the economy, driver and rider response to our Health Safety Program, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including Lyft’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the fiscal quarter ended March 31, 2020 as filed with the SEC. The forward-looking statements in this Current Report on Form 8-K are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Guidance for Adjusted EBITDA loss excludes interest income, other income (expense), net, provision for income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, restructuring and related charges, and costs related to the transfer of certain legacy auto insurance liabilities. We have not reconciled Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses Adjusted EBITDA, in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted EBITDA is a key performance measure that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, Lyft uses Adjusted EBITDA for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: June 2, 2020	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer